UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2005

Davel Communications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-25207	59-3538257
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 700, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-241-2555

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 4.01. Changes in Registrant's Certifying Accountant.

On January 3, 2005, Aidman, Piser & Company, P.A. ("Aidman Piser") was dismissed as the Company's independent public accountants. The decision to dismiss Aidman Piser was recommended and approved by the Company’s Board of Directors.

Aidman Piser's reports on the Company's financial statements for the two fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report on the Company’s 2002 and 2003 financial statements included the following modification as to uncertainty: "As discussed in Note 2 to the financial statements, the Company has incurred recurring operating losses, has a substantial working capital deficiency and has been unable to comply with the terms of its debt agreements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

In connection with the audits of the Company's financial statements for each of the last two fiscal years ended December 31, 2003 and 2002, and through January 3, 2005, there were no disagreements between the Company and Aidman Piser on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Aidman Piser, would have caused them to make a reference thereto in connection with their report on the financial statements. During the most recent fiscal year audited by Aidman Piser and through January 3, 2005, there have been no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

On January 6, 2005, the Company engaged Bagell, Josephs & Company, LLC ("Bagell, Josephs"), as its new independent public accountants to audit the Company’s financial statements for the fiscal year ended December 31, 2004. The decision to engage Bagell Josephs was recommended and approved by the Company’s Board of Directors. The Company has authorized Aidman Piser to respond fully to inquiries by the Company’s new auditors.

During the last two fiscal years audited by Aidman Piser and through January 3, 2005, the Company did not consult with Bagell, Josephs regarding the application of accounting principles to a specific transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter which was the subject of any disagreement, or any reportable event that would be required to be reported in this Form 8-K.

The Company has requested Bagell Josephs to review the disclosure in this Report on Form 8K before filing with the Securities and Exchange Commission and has provided Bagell Josephs the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company’s statements, or the respects in which it does not agree with the statements made in this Report on Form 8K. Bagell Josephs has informed the Company that it has reviewed these disclosures and does not intend to furnish the Company with such a letter.

The Company has also provided Aidman Piser a copy of the disclosures set forth above and have requested Aidman Piser to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Aidman Piser agrees with the statements made by the Company in this report. Aidman Piser 's letter is attached hereto as Exhibit 16.

Item 9.01. Financial Statements and Exhibits.

16. Letter of Aidman Piser dated January 5, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davel Communications, Inc.

January 7, 2005	By:	Donald L. Paliwoda

Name: Donald L. Paliwoda
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

16	Letter of Aidman Piser dated January 5, 2005